EXHIBIT 99.1

Ai Metrix, Inc. Financial Statements for the Years Ended December 31, 2005 and 2004, and Independent Auditors’ Report

Ai Metrix, Inc.

TABLE OF CONTENTS

INDEPENDENT AUDITORS’ REPORT

FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004:

Balance Sheets
Statements of Operations
Statements of Changes in Shareholder’s Deficit
Statements of Cash Flows
Notes to Financial Statements

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of
Ai Metrix, Inc.
Reston, Virginia

We have audited the accompanying balance sheets of Ai Metrix, Inc. (the “Company”) as of December 31, 2005 and 2004, and the related statements of operations, changes in shareholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and 2004, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s recurring losses from operations and net shareholders’ deficit raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Deloitte & Touche LLP

McLean, Virginia
August 10, 2006, except for Note 11,
as to which the date is October 17, 2006

Ai METRIX, INC.
BALANCE SHEETS
DECEMBER 31, 2005 AND 2004
(In thousands)

	2005	2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,348	$1,201
Accounts receivable trade, net of allowance for doubtful accounts of $6 and $329, respectively	511	900
Prepaid expenses and other current assets	52	60
Total current assets	1,911	2,161

PROPERTY AND EQUIPMENT—Net	156	88

TOTAL	$2,067	$2,249

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$131	$75
Accrued expenses and other liabilities	687	482
Note payable—current	43	--
Deferred revenue—current	1,633	1,343

Total current liabilities	2,494	1,900

NOTE PAYABLE—Noncurrent	34	--
DEFERRED RENT	2	--
DEFERRED REVENUE—Noncurrent	603	88
Total liabilities	3,133	1,988

LIQUIDATION CONVERTIBLE PREFERRED STOCK—Series C redeemable convertible preferred stock, par value $0.001—14,183,403 shares authorized, issued, and outstanding at December 31, 2005 and 2004; liquidation preference, $0.71 per share, $10,000 in the aggregate	1,940	1,940

SHAREHOLDERS’ DEFICIT:
Common stock, par value $0.001—authorized, 17,353,900 shares; issued and outstanding 23,572 and 15,884 shares at December 31, 2005 and 2004	1	1
Preferred stock, undesignated—authorized, 2,000,000 shares; no shares issued and outstanding	--	--
Additional paid-in capital	29,267	29,267
Accumulated deficit	(32,274)	(30,884)
Deferred compensation	--	(63)
Total shareholders’ deficit	(3,006)	(1,679)

TOTAL	$2,067	$2,249

See notes to financial statements.

Ai METRIX, INC.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(In thousands)

	2005	2004

REVENUES:
Software licenses	$2,628	$3,492
Services and maintenance	2,719	2,610

Total revenues	5,347	6,102

COST OF SERVICES	1,684	1,480

GROSS MARGIN	3,663	4,622

OPERATING COSTS AND EXPENSES:
Research and development	1,757	1,973
Sales and marketing	2,107	1,560
General and administrative	1,179	1,396

Total operating expenses	5,043	4,929

LOSS FROM OPERATIONS	(1,380)	(307)

INTEREST INCOME	2	4

INTEREST EXPENSE	12	--

NET LOSS	$(1,390)	$(303)

See notes to financial statements.

Ai METRIX, INC.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
YEARS ENDED DECEMBER 31, 2005 AND 2004
(In thousands, except share data)
			Additional
	Common Stock		Paid-In	Accumulated	Deferred
	Shares	Amount	Capital	Deficit	Compensation	Total

BALANCE—January 1, 2004	14,184	$1	$29,293	$(30,581)	$(227)	$(1,514)

Amortization of deferred compensation	--	--	--	--	138	138

Forfeiture of unvested stock options	--	--	(26)	--	26	--

Exercise of stock options	1,700	--	--	--	--	--

Net loss	--	--	--	(303)	--	(303)

BALANCE—December 31, 2004	15,884	1	29,267	(30,884)	(63)	(1,679)

Amortization of deferred compensation	--	--	--	--	63	63

Exercise of stock options	7,688	--	--	--	--	--

Net loss	--	--	--	(1,390)	--	(1,390)

BALANCE—December 31, 2005	23,572	$1	$29,267	$(32,274)	$--	$(3,006)

See notes to financial statements.

Ai METRIX, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(In thousands)
	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,390)	$(303)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	55	50
Loss on disposal of property and equipment	--	7
Bad debt expense	4	2
Deferred rent	2	--
Deferred compensation	63	138
Changes in assets and liabilities:
Accounts receivable	385	210
Prepaid expenses and other current assets	8	(17)
Accounts payable	56	(81)
Accrued expenses and other liabilities	205	74
Deferred revenue	804	(677)

Net cash provided by (used in) operating activities	192	(597)

CASH FLOWS FROM INVESTING ACTIVITIES—
Purchases of property and equipment	(122)	(44)

Net cash used in investing activities	(122)	(44)

CASH FLOWS FROM FINANCING ACTIVITIES—
Proceeds from line of credit	77	--

Net cash provided by financing activities	77	--

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	147	(641)

CASH AND CASH EQUIVALENTS—Beginning of year	1,201	1,842

CASH AND CASH EQUIVALENTS—End of year	$1,348	$1,201

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION—Cash paid during the period of interest	$12	$--

See notes to financial statements.

Ai METRIX, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004

1.	NATURE OF THE BUSINESS

Ai Metrix, Inc. (the “Company”) was founded in August 1996 and introduced its first product in November 1997. The Company is in the business of developing, marketing, supplying, and supporting network management software.

The Company’s operations are subject to significant risks and uncertainties including competitive, financial, developmental, operational, growth and expansion, technological, and other risks associated with an emerging business. The Company's recurring losses from operations and net shareholders' deficit raise substantial doubt about its ability to continue as a going concern. To date, the Company has financed its operations primarily with proceeds from private equity offerings and loans and has incurred net losses since its inception. The Company is actively engaged in the process of obtaining new software license, consulting and service agreements to increase its revenue potential; however, there can be no assurance that the Company will be able to increase its revenue potential sufficiently to be able to meet its current and future operating expenses.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The accompanying financial statements have been prepared on the accrual basis of accounting and in conformity with accounting principles generally accepted in the United States of America.

Revenue Recognition—The Company generates revenue from three sources: software license revenues, consulting revenues, and service revenues. The Company recognizes revenues in accordance with the provisions of Statement of Position (“SOP”) 97-2, Software Revenue Recognition, as amended by SOP 98-9, Modification of SOP No. 97-2, Software Revenue Recognition with Respect to Certain Transactions, and SOP 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts, as appropriate. The nature of each licensing arrangement determines how revenues and the related costs are recognized.

Software license revenues consist of perpetual license sales of software products. Software license revenues are recognized when these criteria are met: persuasive evidence of an arrangement exists, delivery and acceptance of the software has occurred, the software license fee is fixed or determinable, and collectibility is probable. In instances when any of the four criteria are not met, the Company defers recognition of software license revenues until the criteria are met.

Revenues under multiple-element arrangements, which typically include software licenses, post-contract customer support (“PCS”), consulting services and training, sold together, may be allocated to each element in the arrangement using the residual method based upon the fair value of the undelivered elements, which is specific to the Company (vendor-specific objective evidence of fair value or “VSOE”). This means that the Company defers revenue from the arrangement fee equivalent to the fair value of the undelivered elements. Discounts, if any, are applied to the delivered elements, usually software licenses, under the residual method. For PCS and training, VSOE is based upon either the renewal rate specified in each contract or the price charged when sold separately. Training is provided on a daily or hourly fee basis with revenue recognized as the services are performed. If the only undelivered element in an arrangement is PCS for which the Company is unable to establish VSOE, all revenue is recognized ratably over the contract period.

Service revenues consist of fees from PCS agreements, consulting, deployment, and training. Revenue from PCS agreements, which consists of ongoing customer support and when-and-if available product upgrades, is deferred and recognized as services revenue on a straight-line basis over the term of the agreement.

When the Company enters into consulting service arrangements that include significant modifications or integration services, such services are deemed to be essential to the functionality of the software. Accordingly, the services and software are bundled and revenues are recognized using the percentage-of-completion method of contract accounting in accordance with the provisions of SOP 81-1. The Company estimates the percentage-of-completion based on an estimate of total hours to complete the project as a percentage of total hours incurred and the estimated hours to complete.

The Company entered into one arrangement (the “Agreement”) that includes a Most Favored Customer (“MFC”) clause that stipulates if the Company provides similar products and/or services through the same or similar sales channel at an amount less than that provided in the Agreement, the customer may request that the Agreement be amended to provide the customer with the same more favorable prices. The estimated impact of the MFC clause of approximately $801,512 was initially recorded as deferred revenue. The MFC clause expired during June 2004 resulting in the recognition of the deferred amount as software revenue for the year ended December 31, 2004.

Cost of services and maintenance consists of third-party royalties, compensation, and related overhead costs for personnel engaged in integration services and maintenance and support activities.

Cash and Cash Equivalents—The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Property and Equipment—Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives used to compute depreciation are five years for furniture and fixtures and three years for computer equipment and purchased software. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the estimated useful lives of the improvements or the term of the related lease. Repairs and maintenance are expensed as incurred; major improvements and betterments are capitalized.

Software Development Costs—Statement of Financial Accounting Standards (“SFAS”) No. 86, Accounting for the Costs of Computer Software To Be Sold, Leased or Otherwise Marketed, requires the capitalization of software development costs once technological feasibility is established, which the Company generally defines as completion of a working model. Capitalization ceases when the products are available for general release to customers, at which time amortization of the capitalized costs begins on a straight-line basis over the estimated product life, or on the ratio of current revenues to total projected product revenues, whichever is greater. To date, the period between achieving technological feasibility and the general availability of such software has been short, and software development costs qualifying for capitalization have been insignificant. As a result, the Company has not capitalized any software development costs.

Research and Development Costs—Research and development expenses include costs incurred by the Company to develop and enhance the Company’s software. Research and development costs are charged to expenses as incurred.

Income Taxes—The Company provides for income taxes using the asset and liability approach. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of the assets and liabilities. A valuation allowance is recorded if, based on the evidence available, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Fair Value of Financial Instruments—The carrying value of the Company’s financial instruments, which includes cash and cash equivalents, accounts receivable, accounts payable, and other accrued expenses, approximates their fair values due to their short maturities. Based on borrowing rates available to the Company for loans with similar terms, the carrying value of debt approximates fair value.

Concentrations of Credit Risk—Financial instruments that potentially subject the Company to a concentration of credit risk are its cash and cash equivalents and accounts receivable. Cash and cash equivalents are placed with high-credit quality financial institutions. The Company believes that financial risks associated with these financial instruments are minimal.

For the year ended December 31, 2005, three customers accounted for 35%, 24%, and 13%, respectively, of total revenues. For the year ended December 31, 2004, three customers accounted for 26%, 22%, and 17%, respectively, of total revenues. Three customers accounted for 28%, 21%, and 17%, respectively, of accounts receivable at December 31, 2005. Three customers accounted for 36%, 33%, and 11%, respectively, of accounts receivable at December 31, 2004. The Company extends reasonably short collection terms but does not require collateral. The Company may provide reserves for potential credit losses.

Impairment of Long-Lived Assets—The Company evaluates the potential impairment of long-lived assets based upon projections of undiscounted cash flows whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. Management believes no impairment of these assets exists at December 31, 2005 and 2004.

Advertising Costs—The Company expenses all advertising costs as incurred. Total advertising expense was $35,920 and $0 for the years ended December 31, 2005 and 2004, respectively.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock-Based Compensation—The Company accounts for stock option grants in accordance with Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees. In October 1995, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123, Accounting for Stock-Based Compensation. As permitted by SFAS No. 123, the Company accounts for stock-based compensation in accordance with APB Opinion No. 25, and accordingly, recognizes compensation expense for fixed stock option grants only when the exercise price is less than the fair value of the shares on the date of the grant. In December 2002, the FASB issued SFAS No. 148, Accounting for Stock Based Compensation -Transition and Disclosure—an amendment of SFAS 123. SFAS No. 148 amended SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amended the disclosure requirements of SFAS No. 123 to require prominent disclosures in financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

The Company has computed the pro forma disclosures required under SFAS No. 123 (as amended by SFAS No. 148) for all stock options granted as of December 31, 2005. The Company used the minimum value method permitted by SFAS No. 123 for nonpublic entities for all options granted to employees. The number of options granted during the years ended December 31, 2005 and 2004, were 17,000 and 3,197,153 respectively. The fair market value of the options granted during the years ended December 31, 2005 and 2004 did not exceed the exercise price on the date of grant. The weighted-average assumptions used for options granted were as follows:

	2005	2004

Risk-free interest rate	3.82%	3.97%
Expected dividend yield	- %	- %
Expected life	4 years	4 years
Volatility	- %	- %

Using these assumptions, the weighted average fair value of stock options granted was zero as of December 31, 2005 and 2004.

Applying the provisions of SFAS No. 123 to options issued to employees has the following pro forma impact on the net loss for the years ended December 31, 2005 and 2004 (in thousands):

	2005	2004

Net loss—as reported	$(1,390)	$(303)
Add stock-based employee compensation expense included in
reported net loss	63	138
Deduct stock-based employee compensation expense determined
under fair value based method for all awards	(14)	(33)

Net loss—as adjusted	$(1,341)	$(198)

Redeemable Convertible Preferred Stock—In November 2003, the Company issued Series C Redeemable Convertible Preferred Stock (“Series C”). The Company is not accreting dividends or issue costs on its Series C stock as neither a liquidation nor a sales event, as defined, is considered probable.

Recent Accounting Pronouncements—In December 2004, the FASB issued a revised SFAS No. 123 (“SFAS No. 123R”), Share-Based Payment, which is a revision of SFAS No. 123. SFAS No. 123R eliminates the intrinsic value method under APB No. 25 as an alternative method of accounting for stock-based awards by requiring that all share-based payments to employees, including grants of stock options for all outstanding years be recognized in the financial statements based on their fair values. It also revises the fair-value based method of accounting for share-based payment liabilities, forfeitures and modifications of stock-based awards and clarifies SFAS No. 123’s guidance related to measurement of fair value, classifying an award as equity or as a liability and attributing compensation to reporting periods. In addition, SFAS No. 123R amends SFAS No. 95, Statement of Cash Flows, to require that excess tax benefits be reported as a financing cash flow rather than as an operating cash flow.

The Company is required to adopt SFAS No. 123R for the annual reporting period that begins after December 15, 2005. Management is currently evaluating the effect of adoption of SFAS No. 123R, but does not expect the adoption to have a material effect on the Company’s financial position, results of operations or cash flows.

3. PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2005 and 2004 (in thousands):

	2005	2004

Computer equipment and purchased software	$286	$165
Furniture and fixtures	25	23
Leasehold improvements	7	7

	318	195

Less accumulated depreciation and amortization	(162)	(107)

	$156	$88

Depreciation and amortization expense for the years ended December 31, 2005 and 2004, was approximately $55,000 and $50,000, respectively.

Depreciation expense has been allocated to general and administrative expenses in the accompanying statements of operations.

4. COMMITMENTS AND CONTINGENCIES

Leases—The Company leases its office facilities under operating lease arrangements, some of which contain renewal options. Future minimum lease operating payments as of December 31, 2005, are as follows (in thousands):

Years Ending
December 31

2006	$419
2007	369
2008	264
2009	-
2010	-
2011 and thereafter	-

$1,052

Total expenses under operating leases were approximately $308,000 and $339,000 during the years ended December 31, 2005 and 2004, respectively.

Employment Agreements—A number of the Company’s employees have employment agreements that entitle them to specified amounts of severance if such individuals are terminated. In certain instances, the severance is dependent upon the employee’s length of service.

Legal Proceedings—During 2003 the Company commenced a lawsuit against South Dakota Networks, LLC (“SDN”) seeking to collect $262,725 for unpaid services and software licenses provided by the Company to SDN. SDN countersued for breach of contract, and demanded the return in full of all payment previously made to the Company by SDN. After some discovery, the matter was resolved by agreement of the parties. The Company paid to SDN a single lump-sum payment of $100,000, which was remitted on December 29, 2004, to counsel of SDN. The final paperwork dismissing the matter was filed and entered by the U.S. District Court on February 3, 2005. The settlement amount of $100,000 has been included in general and administrative expenses in the accompanying statements of operations for the year ended December 31, 2004.

Additionally, from time to time, the Company is involved in and is subject to claims, contractual disputes, and other uncertainties in the ordinary course of business. The Company is of opinion that, based on information currently available and after consultation with legal counsel, the resolution of any such additional legal matters will not have a material adverse effect on the Company’s financial condition or its results of operations or cash flows.

5.	DEBT

In March 2005, the Company entered into a one year Loan and Security Agreement (the “New Facility”) that provided for borrowing up to $1,000,000. The Company borrowing base was limited to 80% of eligible accounts receivable as defined in the New Facility. Borrowings under this agreement bear interest at a per annum rate of the bank’s prime rate plus 1.25% reducing to a per annum rate of the bank’s prime rate plus 0.75% upon Company’s achieving three (3) consecutive months of profitability. The New Facility was secured by a perfected first priority lien and security interest in all of the Company’s assets. The Company was required to maintain compliance with certain financial covenants. There were no outstanding borrowings as of December 31, 2005.

The New Facility also provided for equipment borrowings up to $100,000. Interest shall accrue at the bank’s prime rate plus 2.00%. Equipment advances and accrued interest outstanding will be repaid in 30 equal monthly installments. The Company has borrowed the entire amount of $100,000 under this agreement and the balance outstanding as of December 31, 2005, is $76,667, of which $43,334 is current on the balance sheet at December 31, 2005.

As of December 31 2005, the Company had obtained a compliance waiver from the lender with respect to one financial covenant. The Company’s management is in the process of discussing continuing arrangements with the lender.

6.	REDEEMABLE CONVERTIBLE SERIES PREFERRED STOCK

In November 2003, the Company issued 14,183,403 shares of Series C Convertible Preferred Stock (“Series C”) at $0.14 per share to existing investors, raising cash proceeds of $2,000,000. The Company incurred issuance costs of approximately $60,000 in conjunction with the aggregate issuance of the Series C stock. Immediately thereafter, the Company effected a one thousand-to-one reverse stock split on all shares of common stock.

Preferences—

Voting—Each share of Preferred Stock has voting rights equal to an equivalent number of shares of common stock into which it is convertible.

The Company must obtain approval from the majority of holders of Preferred Stock in order to (a) alter the Articles of Incorporation or bylaws, (b) issue capital stock, (c) declare or distribute a dividend on common stock or Preferred Stock, or (d) enter into a sale of liquidation event.

In addition to the above, two of the Company’s shareholders, General Atlantic Partners and Spectrum Equity Investors III, are entitled to elect two and one Board of Directors members, respectively, provided they continue to hold a 10% share of the outstanding Series C stock, respectively.

Dividends—The holders of the Series C stock are entitled to receive a dividend when the Company declares and pays any dividends on the common stock on a pro-rata basis, as if their shares had been converted into shares of common stock immediately prior to the record date for determining the stockholders of the Company eligible to receive such dividends. No dividends on the Preferred Stock or common stock have been declared by the Board of Directors from inception through December 31, 2005.

Redemption—Although the Preferred Stock is not subject to redemption, either at the option of the holder or the Company, in the event of any liquidation or winding up of the Company, the holders of the Series C stock are entitled to receive an amount equal to the greater of (i) the sum of (x) the product obtained by multiplying (A) five, and (B) $0.14101 plus (y) all accrued and unpaid dividends, or (ii) the amount that would be paid to common stockholders (on an as-if converted basis). Accordingly, for accounting purposes, Preferred Stock has been classified as redeemable convertible preferred stock. The Series C holders are entitled to the same distribution in the event of a sales transaction.

Conversion—Each share of Preferred Stock is convertible at the option of the holder into common stock. All the Series C stock will be converted to common stock if the holders of a majority of the outstanding Series C stock approve a conversion. The number of shares of common stock into which the Preferred Stock is convertible is calculated by dividing the liquidation preference by the conversion price then in effect. The initial conversion price is subject to adjustment in order to compensate for subsequent dilutive share issuances. The Preferred Stock automatically converts into common stock upon the closing of an underwritten public offering of common stock under the Securities Act of 1933, provided the offering meets certain minimum size requirements, as adjusted for any stock splits, stock dividends, recapitalizations, or the like.

7.	WARRANTS

In September 2000, the Company issued an immediately exercisable warrant to purchase 8,333 shares of Series A stock at an exercise price of $2.40 per share. Upon the conversion of all Series A stock to common stock in November 2003, the holder of this warrant became entitled to purchase an equivalent number of shares of common stock. In November 2003, the Company effected a one thousand-to-one reverse stock split. As a result, at December 31, 2003, the holder of this warrant is entitled to purchase 8 shares of common stock at an exercise price of $2,400 per share. The fair value of this warrant was estimated using the Black-Scholes option pricing model and the following assumptions: volatility of 0.75, risk-free rate of 6%, contractual term of seven years, stock price on the date of issuance of $2,400 per share, and no dividend yield. The estimated fair value of this warrant was not material.

In May 2000, in connection with a consulting agreement, the Company issued an immediately exercisable warrant to purchase 14,607 shares of common stock at an exercise price of $0.72 per share. In November 2003, the Company effected a one thousand-to-one reverse stock split. As a result, the holder of this warrant is entitled to purchase 14 shares of common stock at an exercise price of $720 per share. This warrant was not exercised and terminated at its expiration date.

In connection with a debt agreement (Note 5), the company issued an immediately exercisable warrant to purchase 30,000 shares of Series C at an exercise price of $1.00 per share. The fair value of this warrant was estimated using the Black-Scholes option pricing model and the following assumptions: volatility of 0.75, risk-free rate of 4.2%, contractual term of seven years, stock price on the date of issuance of $0.16 per share, and no dividend yield. The estimated fair value of this warrant was not material.

8.	STOCK OPTION PLAN

Effective January 1998, the Company established the 1998 Stock Option Plan (the “Plan”). The Plan provides for the grant of incentive stock options (“ISOs”) as well as nonqualified stock options. The Board of Directors administers the Plan and has sole discretion to grant options to purchase shares of the Company’s common stock. The Board of Directors determines the term of each option, option price, number of shares for which each option is granted, whether restrictions will be imposed on the shares subject to options, and the price at which each option is exercisable. The exercise price for options granted will be determined by the Board of Directors, except that for ISOs the exercise price shall not be less than 100% of the fair market value per share of the underlying common stock on the date granted (110% of fair market value for ISOs granted to holders of more than 10% of the voting stock of the Company). For nonqualified stock options, the exercise price shall be not less than 85% of the fair market value per share of the underlying common stock on the date granted (110% of the fair market value if the grantee owns more than 10% of the voting stock of the Company). The term of the options shall be set forth in the applicable option agreement except that in the case of ISOs the option term shall not exceed 10 years (5 years for ISOs granted to holders of more than 10% of the voting stock of the Company).

In November 2003, the Company amended the Plan by adjusting the number of shares available for issuance under the plan to 3,126,291 shares. The Plan was updated in 2005 to conform to recent tax law changes (Section 409A of Internal Revenue Service Code of 1986). The amended and restated Plan applies to all stock option grants made on or after the first day of January 2005.

Typically, the Company’s grant agreements provide that options vest 25% at the end of the first year, with the remaining 75% vesting ratably over the following three years. The 2004 stock option plan agreements provide that options vest based on the employee’s years of service as of the option grant date. Options vest 50% as of the grant date for employees who have completed two or more years of service with the remaining 50% vesting ratably over two years. Options vest ratably over a four year period from the grant date for employees with less than two years of service.

During 2004, the Company issued a total of 3,197,153 shares, of which 1,700 options were exercised and 177,041 options were forfeited and returned to the Plan for re-issuance. During 2005, the Company issued a total of 17,000 options, 7,688 options were exercised and 56,632 options were forfeited and returned to the Plan for re-issuance. There are 144,750 shares available for option grants at December 31, 2005.

Option transactions were as follows during 2005 and 2004:

		Weighted-
		Average
		Exercise
	Shares	Price

Options outstanding—January 1, 2004	1,061	$590.00

Options granted	3,197,153	$0.14
Options exercised	(1,700)	$0.14
Options forfeited or canceled (returned to Plan)	(177,041)	$0.85

Options outstanding—December 31, 2004	3,019,473	$0.31

Options granted	17,000	$0.69
Options exercised	(7,688)	$0.14
Options forfeited or canceled (returned to Plan)	(56,632)	$0.69

Options outstanding—December 31, 2005	2,972,153	$0.30

Options exercisable—December 31, 2005	2,293,793	$0.34

At December 31, 2005, options outstanding were as follows:

Options Outstanding			Options Exercisable
Exercise		Weighted-Average		Weighted-Average
Price	Shares	Life Remaining	Shares	Life Remaining

$ 240.00	195	3.3 years	195	3.3 years
$ 480.00	17	3.8 years	17	3.8 years
$ 720.00	412	5.2 years	412	5.2 years
$ 2,350.00	52	6.2 years	48	6.2 years
$ 0.14	2,954,477	8.1 years	2,292,392	8.1 years
$ 0.69	17,000	9.8 years	729	9.8 years

	2,972,153		2,293,793

9.	INCOME TAXES

The provision for income taxes consists of the following for the years ended December 31, 2005 and 2004 (in thousands):

	2005	2004

Current tax expense:
U.S. federal	$-	$-
State and local	-	-
	-	-

Deferred tax expense:
U.S. federal	-	-
State and local	-	-
	-	-

Total tax provision	$-	$-

The Company provides deferred taxes for temporary differences between the basis of assets and liabilities for financial reporting purposes and the basis of assets and liabilities for tax return purposes. The net deferred tax assets are attributable to the following for the years ended December 31, 2005 and 2004, are attributable to the following (in thousands):

	2005	2004

Deferred tax assets:
Net operating loss carryovers	$8,375	$7,774
Deferred revenue	5	-
Deferred compensation	168	143
Deferred rent	1	-
Accrued expenses	94	171
Charitable contributions	2	2
Tax credits	1,733	1,627
Valuation allowance	(10,356)	(9,704)
	-	-

Deferred tax liabilities—basis difference in fixed assets	(22)	(13)

Net deferred tax assets	$-	$-

SFAS No. 109 requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized. The valuation allowance at December 31, 2005 and 2004, applies to certain federal and state tax loss carryforwards and temporary differences that, in management’s opinion, are more likely than not to expire unused or may not be realized.

At December 31, 2005, the Company had U.S. federal net operating loss carryforwards of approximately $22,134,000. These carryforwards will expire in the years 2018 through 2025 for federal purposes. At December 31, 2005, the Company had federal and California research and development credit carryforwards of approximately $877,000 and $856,000, respectively.

The Company’s net operating losses may be subject to limitation under Internal Revenue Code Section 382.

The provision for income taxes differs from the amount of taxes determined by applying the U.S. federal statutory rate to loss before income taxes for the years ended December 31, 2005 and 2004, as a result of the following (in thousands):

	2005	2004

Computation of U.S. federal income taxes at the statutory rate (34%)	$(473)	$(103)
Change in valuation allowance	650	273
Tax credits	(106)	(179)
Other	(71)	9

Net tax provision	$-	$-

10.	RELATED PARTIES

During 2005 and 2004, the Company paid $109,432 and $214,002, respectively, for consulting services, to a member of the Company’s Board of Directors.

11. SUBSEQUENT EVENTS

On October 17, 2006 all the outstanding common stock of the Company was acquired by SYS in exchange for approximately 2.5 million shares of SYS common stock, valued at approximately $6.0 million. The purchase price is preliminary and is subject to change. SYS, located in San Diego, California, is a Securities Exchange Commission registrant and provides products and services to U.S. government and commercial customers.

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